                                                            Exhibit No. EX-99.h3
                                    FORM OF

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

February 21, 2006

Delaware Group Equity Funds I
2005 Market Street
Philadelphia, PA 19103

          Re: Expense Limitations

Ladies and Gentlemen:

          By our execution of this letter agreement (the "Agreement"), intending to be legally  bound hereby,  Delaware  Distributors,  L.P. (the  "Distributor")
agrees that in order to improve the  performance  of the Delaware  Balanced Fund
(the "Fund") of the Delaware Group Equity Funds I, the Distributor  shall,  from
March 1, 2006  through  February  28,  2007,  waive a portion  of the Rule 12b-1
(distribution)  fees for  Class A Shares  and  Class R Shares  so that such Rule
12b-1 (distribution) fees will be capped at 0.25% and 0.50%, respectively.

          The Distributor  acknowledges that it shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                        Delaware Distributors, L.P.

                                        By: _________________________
                                            Name:
                                            Title:
                                            Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds I

By: _________________________
    Name:
    Title:
    Date: